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                                                                    EXHIBIT 23.5

                       [HAND ARENDALL, L.L.C. LETTERHEAD]
                              900 PARK PLACE TOWER
                             2001 PARK PLACE NORTH
                           BIRMINGHAM, ALABAMA  35203


                                 April 21, 1997


                        CONSENT OF HAND ARENDALL, L.L.C.


         We hereby consent to the use of our name under the heading "Legal Matters" in the prospectus included in the Registration Statement on Form S-1 (No. 333-21917) filed by World Omni Lease Securitization L.P., World Omni LT and Auto Lease Finance L.P. with the Securities and Exchange Commission (the "SEC") on February 18, 1997 and as may be further amended and declared effective by the SEC.

                                            HAND ARENDALL, L.L.C.



                                            By:  /s/ W. Clark Watson
                                               -------------------------
                                                W. Clark Watson, Member
                                                      for the firm